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                                                            EXHIBIT 10.41

                         CREDIT AND SECURITY AGREEMENT

        This Credit and Security Agreement ("Agreement") is entered into as of July 6, 1999, by and between SRS LABS, INC., a Delaware corporation ("Borrower"), and CITY NATIONAL BANK, a national banking association ("CNB").

1. DEFINITIONS. As used herein, the following terms have the meanings indicated:

        1.1 "ACCOUNT CONTROL AGREEMENT" shall mean that certain agreement between CNB, Borrower, Investors Bank & Trust Company, and Salomon Brothers Asset Management, Inc. substantially in the form as attached hereto as Exhibit A.

        1.2 "AFFILIATE," as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. The definition of "Affiliate" hereunder shall also specifically include any employee stock ownership plan of Borrower or an Affiliate.

        1.3   "BORROWING BASE" shall be equal to:

                                                                            ADVANCE         MAINT.
COLLATERAL                                                                   VALUE          VALUE
----------                                                                  -------         ------
U.S. Treasury Bills                                                           100%           100%

U.S. Treasury bonds or notes maturing in one year or less, but not             95%           100%
including U.S. Treasury Bills.

U.S. Treasury bonds or notes maturing in more than one year but not            90%            95%
more than 5 years.

U.S. Treasury bonds or notes maturing in more than 5 years.                    80%            95%

Obligations of any state, U.S. territory or commonwealth, and any              80%            85%
municipal or other local government subdivision or entity.

Certificates of Deposit held with CNB and pledged as Collateral.              100%           100%

Bonds, notes, debentures and other debt securities of U.S. corporations,       80%            85%
fourth-rated or higher by a nationally recognized agency such as
Moody's or Standard & Poors, not falling within the definition of
"Margin Stock," as defined in Federal Reserve Board Regulation U, as amended from time to time

        1.4   "BUSINESS DAY" shall mean a day that CNB is open for business.


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     1.5  "CODE" shall mean the CALIFORNIA UNIFORM COMMERCIAL CODE, except where the UNIFORM COMMERCIAL CODE of another state governs the perfection of a security interest in Collateral located in that state.

     1.6 "COLLATERAL" shall mean all property securing the Obligations and as described in Section 7 hereof.

     1.7 "COMMERCIAL LETTERS OF CREDIT" shall mean letters of credit issued pursuant to this Agreement and in response to Borrower's submission of an Irrevocable Letter of Credit Application and Security Agreement for purposes of purchasing merchandise.

     1.8 "DEBT" shall mean, at any date, the aggregate amount of, without duplication, (a) all obligations of Borrower for borrowed money; (b) all obligations of Borrower evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of Borrower to pay the deferred purchase price of property or services; (d) all capitalized lease obligations of Borrower; (e) all obligations or liabilities of others secured by a lien on any asset of Borrower, whether or not such obligation or liability is assumed; (f) all obligations guaranteed by Borrower; (g) all obligations of Borrower, direct or indirect, for letters of credit; and (h) any other obligations or liabilities which are required by generally accepted accounting principles to be shown as debt on the balance sheet of Borrower.

     1.9 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

     1.10 "EUROCURRENCY RESERVE REQUIREMENT" means the aggregate (without duplication) of the rates (expressed as a decimal) of reserves (including, without limitation, any basic, marginal, supplemental, or emergency reserves) that are required to be maintained by banks during the Interest Period under any regulations of the Board of Governors of the Federal Reserve System, or any other governmental authority having jurisdiction with respect thereto, applicable to funding based on so-called "Eurocurrency Liabilities", including Regulation D (12 CFR 224).

     1.11 "EVENT OF DEFAULT" shall mean an event described in Section 8.1 of this Agreement.

     1.12 "INTEREST PERIOD" means the period commencing on the date the LIBOR Loan is made (including the date a Prime Loan is converted to a LIBOR Loan, or a LIBOR Loan is renewed as a LIBOR Loan, which, in the latter case, will be the last day of the expiring Interest Period) and ending on the first day of the month occurring prior to or on the date which is one (1), two (2), three (3), six (6), or twelve (12) months thereafter, as selected by the Borrower, provided, however, no Interest Period may extend beyond the Termination Date.

     1.13 "LETTER OF CREDIT COMMITMENT" shall mean CNB's commitment, in accordance with the terms hereof, to issue Letters of Credit in an aggregate principal amount of TWO MILLION DOLLARS ($2,000,000).

     1.14 "LETTERS OF CREDIT" shall mean Commercial Letters of Credit and Standby Letters of Credit.

     1.15 "LIBOR BASE RATE" means the British Banker's Association definition of the London InterBank Offered Rates as made available by Bloomberg LP, or such other information service available to CNB, for the applicable monthly period upon which the Interest Period is based for the


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LIBOR Loan selected by Borrower and as quoted by CNB on the Business Day
Borrower requests a LIBOR loan or on the last Business Day of an expiring Interest Period.

     1.16 "LIBOR INTEREST RATE" means the rate per year (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) determined by CNB to be the quotient of (a) the LIBOR Base Rate divided by (b) one minus the Eurocurrency Reserve Requirement for the Interest Period; which is expressed by the following formula:

                                LIBOR BASE RATE
                       ----------------------------------
                       1-Eurocurrency Reserve Requirement

     1.17 "LOAN" or "LOANS" shall mean one or more of the Loans extended by CNB to Borrower pursuant to Section 2 hereof.

     1.18 "LOAN DOCUMENTS" means, individually and collectively, this Agreement, any note, security or pledge agreement, financing statement and all other contracts, instruments, addenda and documents executed in connection with or related to extensions of credit under this Agreement.

     1.19 "NOTE" shall mean the Note referenced in Section 2 hereof.

     1.20 "OBLIGATIONS" shall mean all present and future liabilities and obligations of Borrower to CNB hereunder and all other liabilities and obligations of Borrower to CNB of every kind and description, now existing or hereafter owing, matured or unmatured, direct or indirect, absolute or contingent, joint or several, including any extensions and renewals thereof and substitutions therefor.

     1.21 "PERSON" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint ventures, associations, joint stock companies, companies, trusts, banks, trust companies, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     1.22 "POTENTIAL EVENT OF DEFAULT" shall mean any condition that with the giving of notice or passage of time or both would, unless cured or waived, become an Event of Default.

     1.23 "PRIME RATE" shall mean the rate most recently announced by CNB at its principal office in Beverley Hills as its "Prime Rate." Any change in the interest rate resulting from a change in such Prime Rate shall become effective on the Business Day on which each change in Prime Rate is announced by CNB.

     1.24 "REVOLVING CREDIT COMMITMENT" shall mean, CNB's commitment, in accordance with the terms of this Agreement, to make Revolving Credit Loans in the aggregate principal amount at any one time of up to TEN MILLION DOLLARS ($10,000,000).

     1.25 "REVOLVING CREDIT LOANS" shall have the meaning set forth in Section
2.1 hereof.

     1.26 "REVOLVING CREDIT NOTE" shall mean the note required by Section 2.1 hereof.

     1.27 "STANDBY LETTERS OF CREDIT" shall mean standby letters of credit issued pursuant to this Agreement and in response to Borrower's submission of an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement.


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     1.28 "TERMINATION DATE" shall mean April 1, 2001, unless the Revolving
Credit Commitment shall have been renewed for an additional term by CNB giving Borrower prior written notice of such renewal, in which event the Termination Date shall mean such renewed maturity date of the Revolving Credit Commitment, as set forth in the notice. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 8.3 hereof; the date of any termination under Section 8.3 shall thereupon become the Termination Date as that term is used in this Agreement.

     1.29 "YEAR 2000 COMPLIANT" means that dates occurring on and after January 1, 2000 will be recognized correctly by computer software and not misinterpreted as a date occurring prior to January 1, 2000.

2. LOANS.

     2.1 REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement and the Revolving Credit Note, CNB agrees to make loans ("Revolving Credit Loans") to Borrower from the date of this Agreement to, but not including, the Termination Date, at such times as Borrower may request, up to the amount of the Revolving Credit Commitment, which Revolving Credit Loans may be repaid and reborrowed at any time up to the Termination Date; provided, however, that the aggregate unpaid principal amount of such Revolving Credit Loans shall at no time exceed the Borrowing Base, determined by using the Advance Value, less the amount of Letters of Credit outstanding at the time of the request for the Revolving Credit Loan. The aggregate unpaid principal amount of all Revolving Credit Loans shall be paid by Borrower to CNB on the Termination Date. The Revolving Credit Loans shall be evidenced by a promissory note ("Revolving Credit Note") substantially in the form of Exhibit B attached hereto.

          2.1.1 INTEREST ON REVOLVING CREDIT LOANS. The Revolving Credit Loans will bear interest from disbursement until due (whether at stated maturity, by acceleration or otherwise) at a rate equal to one percent (1%) per year above the rate of interest earned on any certificate of deposit pledged to CNB as collateral for this Note with respect to Revolving Credit Loans in an amount not exceeding the face amount of such certificate of deposit. The balance of the Revolving Credit Loans will bear interest from disbursement until due (whether at stated maturity, by acceleration or otherwise) at a rate equal to, at Borrower's option, either (a) for a LIBOR Revolving Loan, the LIBOR Interest Rate plus three quarters of one percent (0.75%) per year, or (b) for a Prime Revolving Loan, the fluctuating Prime Rate per year. Interest on the Revolving Credit Loans and other charges incurred under this Agreement will accrue daily and be payable (a) monthly in arrears, on the first day of the next month commencing on the first such date following disbursement; (b) if a LIBOR Revolving Loan, upon any prepayment of any LIBOR Revolving Loan (to the extent accrued on the amount prepaid); and (c) at the Termination Date. A Revolving Credit Loan tied to the LIBOR Interest Rate is called a "LIBOR Revolving Loan," and a Revolving Credit Loan tied to the Prime Rate is called a "Prime Revolving Loan." A Revolving Credit Loan will be a Prime Revolving Loan any time it is not a LIBOR Revolving Loan.

          2.1.2 PAYMENT FOR AMOUNTS EXCEEDING BORROWING BASE. Borrower will, immediately upon demand, repay the amount by which the unpaid principal amount of Revolving Credit Loans exceeds the amount CNB has agreed to lend under
Section 2.1, using the Maintenance Value to determine the Borrowing Base. The portion of the Revolving Credit Loans exceeding the amount CNB has agreed to lend under Section 2.1 will bear additional interest of three percent (3.0%) per year over the rate set forth in Section 2.1.1 for Prime Loans.

          2.1.3 PROCEDURE FOR REVOLVING CREDIT LOANS. Each Revolving Credit Loan may be made by CNB at the oral or written request of anyone who is authorized in writing by Borrower to


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request and direct the disposition of the Revolving Credit Loans until written notice of the revocation of such authority is received by CNB. Any Revolving Credit Loan shall be conclusively presumed to have been made to or for the benefit of Borrower when CNB in its sole discretion believes that such request and directions have been made by such authorized persons (whether in fact that is the case), or when the Revolving Credit Loans are deposited to the credit of Borrower's account with CNB regardless of the fact that persons other then those authorized hereunder may have authority to draw against such account.

        2.2 LETTER OF CREDIT FACILITY. CNB shall, at the request of Borrower, at any time up to, but not including, the Termination Date, and upon the terms and conditions set forth herein, issue Letters of Credit for the account of Borrower. The aggregate face amount of outstanding Letters of Credit shall not at any time exceed the lesser of (i) the Revolving Credit Commitment less Revolving Credit Loans outstanding on the date of the request, or (ii) the Letter of Credit Commitment.

                2.2.1 ISSUANCE OF LETTERS OF CREDIT. Commercial Letters of Credit shall be issued for the purpose of financing the import of merchandise in accordance with an Irrevocable Letter of Credit Application and Security Agreement incorporated herein by this reference, as it may exist form time to time, subject to the terms of this Agreement in the event of any conflict herewith. Standby Letters of Credit shall be issued in accordance with an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement incorporated herein by this reference, as it may exist from time to time, subject to the terms of this Agreement in the event of any conflict herewith. All Letters of Credit shall be issued on the normal documentation used by CNB from time to time in accordance with the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 or the International Standby Practices 1998, whichever is applicable. Unless CNB otherwise agrees in writing, no Letters of Credit may expire after the Termination Date. Published CNB fees and charges shall apply to the issuance of Letters of Credit.

                2.2.2 REIMBURSEMENT FOR FUNDING LETTER OF CREDIT. Any drawing under a Letter of Credit shall be deemed to be an irrevocable request for a Revolving Credit Loan under this Agreement. Borrower's obligation to reimburse CNB may also be satisfied by charging Borrower's demand deposit account if requested by Borrower. CNB's obligation under this subsection to make a Revolving Credit Loan shall exist irrespective of the existence of any Potential Event of Default or Event of Default.

        2.3     LIBOR LOAN TERMS AND CONDITIONS

                2.3.1 PROCEDURE FOR LIBOR LOANS. Borrower may request that a Revolving Credit Loan be a LIBOR Loan (including conversion of a Prime Revolving Loan to a LIBOR Revolving Loan, or continuation of a LIBOR Revolving Loan as a LIBOR Revolving Loan) upon the expiration of the Interest Period. Borrower's request will be irrevocable, will be made to CNB no earlier than two (2) Business Days before and no later than 1:00 p.m. Pacific Time on the day the LIBOR Loan is to be made. If Borrower fails to select a LIBOR Loan in accordance herewith, the Loan will be a Prime Loan, and any outstanding LIBOR Loan will be deemed a Prime Loan upon expiration of the Interest Period.

                2.3.2 AVAILABILITY OF LIBOR LOANS. Notwithstanding anything herein to the contrary, each LIBOR Loan must be in the minimum amount of $500,000.00 and increments of $100,000.00. Borrower may not have more than five
(5) LIBOR Loans outstanding at any one time under this Agreement. Borrower may have Prime Loans and LIBOR Loans outstanding simultaneously.

                2.3.3 PREPAYMENT OF PRINCIPAL. Borrower may not make a partial principal prepayment on a LIBOR Loan. Borrower may prepay the full outstanding principal balance on a LIBOR Loan prior to the end of the Interest Period, provided, however, that such prepayment is


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accompanied by a fee ("LIBOR Prepayment Fee") equal to the amount, if any, by which (a) the additional interest which would have been earned by CNB had the LIBOR Loan not been prepaid exceeds (b) the interest which would have been recoverable by CNB by placing the amount of the LIBOR Loan on deposit in the LIBOR market for a period starting on the date on which it was prepaid and ending on the last day of the applicable Interest Period. CNB's calculation of the LIBOR Prepayment Fee will be deemed conclusive absent manifest error.

          2.3.4 SUSPENSION OF LIBOR LOANS. If CNB, on any Business Day, is unable to determine the LIBOR Base Rate applicable for a new, continued, or converted LIBOR Loan for any reason, or any law, regulation, or governmental order, rule or determination, makes it unlawful for CNB to make a LIBOR Loan, Borrower's right to select LIBOR Loans will be suspended until CNB is again able to determine the LIBOR Base Rate or make LIBOR Loan, as the case may be. During such suspension, new Loans, outstanding Prime Loans, and LIBOR Loans whose Interest Periods terminate may only be Prime Loans.

     2.4 PAYMENTS. All payments hereunder shall be in United States Dollars and in immediately available funds. All interest shall be computed on the basis of a 360-day year and actual days elapsed. Any payment which falls on a non-Business Day shall be rescheduled to the next Business Day and interest shall continue to accrue to such rescheduled Business Day. All payments of principal, interest, fees and other charges on the Loans shall be made by charging, and Borrower hereby authorizes CNB to charge, Borrower's demand deposit account at CNB for the amount of each such payment. Borrower shall have sufficient collected balances in its demand deposit account with CNB in order that each such payment will be available when due hereunder. If Borrower fails at any time and for any reason to have a demand deposit account with CNB, all such payments shall be made directly to CNB at CNB's address specified in Section 9.6 of this Agreement. CNB is hereby authorized to note the date, amount and interest rate of each Loan and each payment of principal and interest with respect thereto on CNB's books and records, which notations shall constitute presumptive evidence of the accuracy of the information noted.

     2.5 INTEREST ON OVERDUE PAYMENTS. Overdue payments of principal (and of interest to the extent permitted by law) on the Loans shall bear additional interest from and after written notice by CNB to Borrower of the occurrence of a Potential Event of Default or an Event of Default (and without constituting a waiver of such Potential Event of Default or Event of Default) at a fluctuating rate per annum equal to five percent (5.0%) per annum higher than the interest rate as determined in Sections 2.1.1 and 2.1.2 until such unpaid amount has been paid in full. All interest provided for in this Section 2.3 shall be payable on demand. Except as aforestated in this Section 2.3, the Loans shall bear interest (whether before or after any breach of this Agreement) at the rate of interest specified in Sections 2.1.1 and 2.1.2.

3. CONDITIONS PRECEDENT.

     3.1 EXTENSION OF CREDIT. The obligation of CNB to make the first Loan or issue the first Letter of Credit, whichever occurs first, hereunder is subject to the fulfillment to CNB's satisfaction of each of the following conditions:

          3.1.1 CNB shall have received the Note duly executed and delivered by Borrower;

          3.1.2 CNB shall have received (a) a copy of Borrower's Articles of Incorporation as amended to date; (b) a Resolution of Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and any other documents required pursuant to


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this Agreement, certified by Borrower's corporate secretary; and (c) a copy of the last certificate filed on behalf of Borrower containing the information required by California Corporations Code Section 1502(a);

          3.1.3 CNB shall have received the fully executed Account Control Agreement;

          3.1.4 CNB shall have received evidence that the insurance required by Section 5.6 hereof is in effect;

     3.2 CONDITIONS TO EACH EXTENSION OF ALL LOANS. The obligation of CNB to make any Loan or issue any Letter of Credit hereunder shall be subject to the fulfillment of each of the following conditions to CNB's satisfaction:

          3.2.1 If a Commercial Letter of Credit is to be issued, CNB shall have received an Irrevocable Letter of Credit Application and Security Agreement, duly executed and delivered by Borrower, in the form customarily used by CNB and in form and substance acceptable to CNB;

          3.2.2 If a Standby Letter of Credit is to be issued, CNB shall have received an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement, duly executed and delivered by Borrower, in the form customarily used by CNB and in form and substance acceptable to CNB;

          3.2.3   The representations and warranties of Borrower set forth in
Section 4 hereof shall be true and correct on the date of the making of each Loan or issuance of any Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date;

          3.2.4 There shall be in full force and effect in favor of CNB a legal, valid and enforceable security interest in, and a valid and binding first lien on the Collateral and CNB shall have received evidence, in form and substance acceptable to CNB, that all filings, recordings and other actions that are necessary or advisable, in the opinion of CNB, in order to establish, protect, preserve and perfect CNB's security interests and liens as legal, valid and enforceable security interests and liens in the Collateral have been effected;

          3.2.5 There shall have occurred no Event of Default or Potential Event of Default; and

          3.2.6 All other documents and legal matters in connection with the transactions contemplated by this Agreement, shall be satisfactory in form and substance to CNB.

4. REPRESENTATIONS AND WARRANTIES. To induce CNB to enter into this Agreement, Borrower makes the following representations and warranties which shall survive the making and repayment of the Loans:

     4.1 CORPORATE EXISTENCE. Borrower is duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to conduct business as a foreign corporation in all jurisdictions where the failure to do so would have a material adverse effect on its business.

     4.2 REQUISITE POWER. Borrower has all requisite corporate power to borrow the sums provided for in this Agreement, and to execute and deliver this Agreement and each other document, contract and instrument delivered to CNB in connection with this Agreement to which Borrower is required hereunder to be a party. The execution, delivery and performance of this Agreement have been


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duly authorized by the Board of Directors of Borrower and do not require any consent or approval of the stockholders of Borrower.

     4.3 BINDING AGREEMENT. This Agreement and the Note when delivered pursuant hereto, will constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     4.4 OTHER AGREEMENTS. The execution, delivery and performance of this Agreement and the Note will not violate any provision of law or regulation (including, without limitation, Regulations X and U of the Federal Reserve Board) or any order of any governmental authority, court, arbitration board or tribunal of the Articles of Incorporation or By-laws of Borrower, or result in the breach of, constitute a default under, contravene any provisions of, or result in the creation of any security interest, lien, charge or encumbrance upon any of the property or assets of Borrower pursuant to any indenture or agreement to which Borrower or any of its properties is bound, except liens and security interests in favor of CNB.

     4.5 LITIGATION. There is no litigation, investigation or proceeding in any court or before any arbitrator or regulatory commission, agency or other governmental authority pending, or threatened against or affecting Borrower, or its properties, which, if adversely determined would have a material adverse effect on the business, operation or condition, financial or otherwise, of Borrower.

     4.6 FINANCIAL CONDITION. Borrower's most recent financial statements, copies of which have heretofore been delivered to CNB, are true, complete and correct and fairly present the financial condition of Borrower and the Subsidiaries, including operating results, as of the accounting period referenced therein. The financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. There has been no material adverse change in the business, operations or conditions, financial or otherwise, of Borrower since the date of such financial statements. Borrower no has any material liabilities for taxes, long-term leases or long-term commitments, except as disclosed in the aforementioned financial statements.

     4.7 NO VIOLATIONS. Borrower is not in violation of any law, ordinance, rule or regulation to which it or any of its properties is subject which would have a material adverse effect on the business, operation or condition, financial or otherwise, of Borrower.

     4.8  COLLATERAL.

          4.8.1 Borrower owns and has the right and power to grant a security interest in the Collateral;

          4.8.2 The Collateral is genuine and free from liens, adverse claims, set-offs, defaults, prepayments, defenses and encumbrances except those in favor of CNB;

     4.9 USE OF PROCEEDS. Borrower shall use the proceeds of the Revolving Credit Loans to pay off existing Debt, to provide working capital, for general corporate purposes and for issuance of letters of credit.

     4.10 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. No Reportable Event (as defined in ERISA and the regulations issued thereunder [other than a "Reportable Event" not subject to the provision for thirty (30) day notice to the Pension Benefit


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Guaranty Corporation ("PBGC") under such regulations]) has occurred with respect to any benefit plan of Borrower nor are there any unfunded vested liabilities under any benefit plan of Borrower. Borrower has met its minimum funding requirements under ERISA with respect to each of its plans and has not incurred any material liability to the PBGC in connection with any such plan.

     4.11 CONSENTS. No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with, any governmental authority or agency is required in connection with the execution, delivery and performance by Borrower of this Agreement or the Note or the transactions contemplated hereby or thereby.

     4.12 REGULATION U. Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Federal Reserve Board). No part of the proceeds of the Loans will be used by Borrower to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying such margin stock.

     4.13 ENVIRONMENTAL MATTERS.

          4.13.1 The operations of Borrower comply in all material respects with all applicable federal, state and local environmental, health and safety statutes, regulations and ordinances and fully comply with all terms and conditions of all required permits and licenses;

          4.13.2 Borrower has received no notices of any threatened or pending governmental or private civil, criminal or administrative proceeding regarding any environmental or health and safety statute, regulation or ordinance and has not been subject to any federal, state or local investigations, inspections or orders regarding any environmental or health and safety statute, regulation or ordinance;

          4.13.3 Borrower knows of no facts or conditions which may exist which may subject Borrower to liability or contingent liability and Borrower is not presently liable or contingently liable for any removal, remedial, response or other costs or damages in connection with any release into the environment of toxic or hazardous substances or waste included on any federal, state or local hazardous chemical or substances lists under any federal, state or local statute, regulation or ordinance.

     4.14 YEAR 2000 COMPLIANCE. Borrower has adopted a plan, appropriate to its business or industry, to insure that its computer software is Year 2000 Compliant. Borrower has or intends to develop an action plan to deal with significant disruption in its business which might be anticipated in the event of foreseen or unforeseen failures of its computer systems or its production and manufacturing equipment to be Year 2000 Compliant.

5. AFFIRMATIVE COVENANTS. Borrower agrees that until payment in full of all Obligations, Borrower shall comply with the following covenants:

     5.1 BOOKS AND RECORDS. Borrower shall maintain, in accordance with sound accounting practices, accurate records and books of account and shall furnish CNB with all information regarding the business or finances of Borrower promptly upon CNB's request.

     5.2 COLLATERAL. Borrower shall execute and deliver to CNB any instrument, document, financing statement, assignment or other writing which CNB may deem necessary or desirable to carry out the terms of this Agreement, to perfect CNB's security interest in any Collateral for the Obligations, or to enable CNB to enforce its security interest in any of the foregoing.


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        5.3     FINANCIAL STATEMENTS. Borrower shall furnish to CNB on a
continuing basis:

                5.3.1 Within one hundred and twenty (120) days after the close of each fiscal year, a copy of the annual audit report for such year for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default or Potential Event of Default, and if so, stating the facts with respect thereto;

                5.3.2 As soon as available, any written report pertaining to material items with respect to matters involving Borrower's internal controls submitted to Borrower by Borrower's independent public accountants in connection with each annual or interim special audit of the financial condition of Borrower and the Subsidiaries made by such accountants;

                5.3.3 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request.

        5.4 COLLATERAL REPORTS. Borrower shall provide CNB with the following reports:

                5.4.1 Within ten (10) days of each month-end, a listing and pricing of each item of Collateral held pursuant to the Account Control Agreement;

                5.4.2 Within twenty (20) days of each month-end, a certification detailing the amount of the Borrowing Base as of such month-end.

        5.5 TAXES AND PREMIUMS. Borrower shall pay and discharge all taxes, assessments, governmental charges and real and personal property taxes, including, but not limited to, federal and state income taxes, employee withholding taxes and payroll taxes, and all premiums for insurance required hereunder prior to the date upon which penalties are attached thereto which would have a material adverse effect on the business, operation or condition, financial or otherwise, of Borrower.

        5.6     INSURANCE.

                5.6.1 Borrower shall, and shall cause its Subsidiaries to, maintain and keep in force insurance of the types and in amounts customarily carried in its lines of business, including, but not limited to, fire, public liability, property damage, business interruption and worker's compensation, such insurance to be carried with companies and in amounts reasonably satisfactory to CNB, and shall deliver to CNB from time to time, as CNB may request, schedules setting forth all insurance then in effect; and

        5.7 NOTICE. Borrower shall promptly advise CNB in writing of (a) the change of Borrower's name, trade name or other name under which it does business or of any such new or additional name; (b) the occurrence of any Event of Default or Potential Event of Default; (c) any litigation pending or threatened against Borrower, where the amount or amounts in controversy exceed $1,000,000.00; (d) any unpaid taxes of Borrower which are more than fifteen (15) days delinquent; and (e) any other matter that might materially or adversely affect Borrower's financial condition, operations, property or business.

     5.8 NOTICE OF CHANGE OF ADDRESS. Borrower shall promptly advise CNB in writing of the opening of any new places of business, the closing of any of its existing places of business, which are material to the operation of Borrower's business.

     5.9 FAIR LABOR STANDARDS ACT. Borrower shall comply with the requirements of, and all regulations promulgated under, the Fair Labor Standards Act of 1938 (29 U.S.C. Code Section 201 et seq.).

     5.10 CORPORATE EXISTENCE. Borrower shall preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal course of its business the loss of which would have a material adverse effect on the business, operation or condition, financial or otherwise, of Borrower.

     5.11 COMPLIANCE WITH LAW. Borrower shall comply with all requirements of all applicable laws, rules, regulations (including, but not limited to, ERISA with respect to each of their benefit plans and all environmental or hazardous materials law), orders of any governmental agency and all material agreements to which they are a party.

6. NEGATIVE COVENANTS. Borrower agrees that until payment in full of all Obligations, Borrower shall not do any of the following without CNB's prior written consent:

     6.1 SALE OF ASSETS. Sell, lease or otherwise dispose of any of Borrower's assets, other than in the ordinary course of business in excess of an aggregate amount of $1,000,000 during any calendar year.

     6.2 INVOLUNTARY LIENS. Permit any involuntary liens to arise with respect to any property or assets including but not limited to those arising from the levy of a writ of attachment or execution, or the levy of any state or federal tax lien which lien shall not be removed within a period of thirty (30) days.

     6.3  SALE AND LEASEBACK. Enter into any sale-leaseback transaction.

     6.4  MERGERS. Enter into any merger or consolidation with any Person.

     6.5 REDEMPTIONS, DIVIDENDS AND DISTRIBUTIONS. Redeem or repurchase stock or partnership interests, declare or pay any dividends or make any other distribution, whether of capital, income or otherwise, and whether in cash or other property in excess of an aggregate amount of $1,000,000 during any calendar year.

     6.6 EVENT OF DEFAULT. Permit a default to occur under any document or instrument evidencing Debt incurred under any indenture, agreement or other instrument under which such Debt may be issued, or any event to occur under any of the foregoing which would permit any holder of the Debt outstanding thereunder to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default be waived.

7.   SECURITY AGREEMENT.

GRANT OF SECURITY INTEREST. To secure all of Borrower's Obligations hereunder as well as other Obligations to CNB, Borrower hereby grants and transfers to CNB a continuing security interest in:

     7.1 Borrower's securities held in Custodial Account under 3600014 held with Investors Bank & Trust Company as more full set forth in the Securities Account Control Agreement;

     7.2 Any Certificates of Deposit issued by CNB in the name of Borrower which are held pursuant to a separate security agreement between CNB and Borrower.

8.   EVENTS OF DEFAULT

     8.1 Events of Default. The following shall constitute Events of Default for purposes of this Agreement:

          8.1.1 Borrower shall fail to pay when due any installment of principal or interest or any other payment payable hereunder or under the Note;

          8.1.2 Borrower shall fail to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained in this Agreement;

          8.1.3 There shall occur the entry of an order for relief or the filing of an involuntary petition with respect to Borrower, under the United States Bankruptcy Code; there shall occur the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower, Borrower, shall make a general assignment for the benefit of creditors;

          8.1.4 Any financial statement, representation or warranty made or furnished by Borrower, in connection with this Agreement should prove to be in any material respect incorrect;

          8.1.5 CNB's security interest in or lien on any portion of the Collateral shall become impaired or otherwise unenforceable or CNB's rights under the Securities Account Control Agreement shall become impaired or unenforceable;

          8.1.6 Any person shall obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting Borrower or CNB or either of them from performing this Agreement, and such proceedings shall not be dismissed or such decree shall not be vacated within ten (10) days after the granting thereof;

          8.1.7 Borrower shall neglect, fail or refuse to keep in full force and effect any governmental permit or approval which is necessary to the operation of its business;

          8.1.8 All or substantially all of the property of Borrower shall be condemned, seized or otherwise appropriated;

          8.1.9 The occurrence of (a) a Reportable Event as defined in ERISA which CNB determines in good faith constitutes grounds for the institution of proceedings to terminate any pension plan by the PBGC, (b) an appointment of a trustee to administer any pension plan of Borrower, or (c) any other event or condition which might constitute grounds under ERISA for the involuntary termination of any pension plan of Borrower, where such event set forth in (a),
(b) or (c) results in a significant monetary liability to Borrower;

          8.1.10  The Termination Date shall not have been extended.

     8.2 NOTICE OF DEFAULT AND CURE OF POTENTIAL EVENTS OF DEFAULT. Except with respect to the Events of Default specified in Paragraphs 8.1.1, 8.1.3 or
8.1.5 above, and subject to the provisions of Section 8.4, CNB shall give Borrower at least ten (10) days' written notice of any event which constitutes or, with the lapse of time would become an Event of Default, during which time Borrower shall be entitled to cure same.

     8.3 CNB'S REMEDIES. Upon the occurrence of an Event of Default, at the sole and exclusive option of CNB, and upon written notice to Borrower, CNB may
(a) declare the principal of and accrued interest on the Loans immediately due and payable in full, whereupon the same shall immediately become due and payable; (b) terminate this Agreement as to any future liability or obligation of CNB, but without affecting CNB's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to CNB; and/or (c) exercise its rights and remedies hereunder and under the Note, or any security agreement securing the Obligations, and in addition to the rights and remedies given it by this Agreement, all of the rights and remedies of a secured party under the Code and other applicable laws with respect to all of the Collateral.

     8.4 ADDITIONAL REMEDIES. Notwithstanding any other provision of this Agreement, upon the occurrence of any event, action or inaction by Borrower, or in the event any action or inaction is threatened which CNB reasonably believes will materially affect the value of the Collateral, CNB may take such legal actions as it deems reasonably necessary under the circumstances to protect the Collateral, including but not limited to, seeking injunctive relief and the appointment of a receiver, irrespective of whether an Event of Default or Potential Event of Default has occurred under this Agreement.

9. MISCELLANEOUS.

     9.1 COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall reimburse CNB for all costs and expenses relating to the administration or documentation connected with this Agreement, including, but not limited to, reasonable attorneys' fees and expenses (which counsel may be CNB employees), expended or incurred by CNB (or allocable to CNB's in-house counsel) in collecting any sum which becomes due CNB under this Agreement, the Note, or any other agreement delivered hereunder or in connection herewith, irrespective of whether suit is filed, or in the protection, perfection, preservation or enforcement of any and all rights of CNB in connection with this Agreement, the Note, or any other agreements delivered hereunder or in connection herewith, including, without limitation, the fees and costs incurred in any out-of-court workout or a bankruptcy or reorganization proceeding.

     9.2  DISPUTE RESOLUTION.

          9.2.1 MANDATORY ARBITRATION. At the request of CNB or Borrower, any dispute, claim or controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising between CNB and Borrower and in any way arising out of, pertaining to or in connection with: (1) this Agreement, and/or any renewals, extensions, or amendments thereto; (2) any of the Loan Documents; (3) any violation of this Agreement or the Loan Documents; (4) all past, present and future loans; (5) any incidents, omissions, acts, practices or occurrences arising out of or related to this agreement or the Loan Documents causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (6) any aspect of the present or future relationships of the parties, will be resolved through final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles County, California, and administered by the American Arbitration Association ("AAA") in accordance with the California Arbitration Act (Title 9, California Code of Civil Procedure Section 1280 et. seq.) and the then existing Commercial Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal court having jurisdiction thereof.

          9.2.2 JUDICIAL REFERENCE. At the request of any party, a controversy or claim which is not submitted to arbitration as provided and limited in Sections 9.2.1 will be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et. seq. If such election is made, the parties will designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, will be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees will be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

          9.2.3 PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of this Agreement will limit the right of any party to: (1) exercise any rights or remedies as a secured party against any personal property collateral pursuant to the terms of a security agreement or pledge agreement, or applicable law, (2) exercise self help remedies such as setoff, or (3) obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies, or exercise of self help remedies will not constitute a waiver of the right of any party, including the plaintiff, to submit any dispute to arbitration or judicial reference.

          9.2.4 POWERS AND QUALIFICATIONS OF ARBITRATORS. The arbitrator(s) will give effect to statutes of limitation, waiver and estoppel and other affirmative defenses in determining any claim. Any controversy concerning whether an issue is arbitratable will be determined by the arbitrator(s). The laws of the State of California will govern. The arbitration award may include equitable and declaratory relief. All arbitrator(s) selected will be required to be a practicing attorney or retired judge licensed to practice law in the State of California and will be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the controversy or claim at issue.

          9.2.5 DISCOVERY. The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated herein and made a part of this Agreement. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said section(s).

          9.2.6 MISCELLANEOUS. The arbitrator(s) will determine which is the prevailing party and will include in the award that party's reasonable attorneys' fees and costs (including allocated costs of in-house legal counsel). Each party agrees to keep all controversies and claims and the arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

     9.3 CUMULATIVE RIGHTS AND NO WAIVER. Each and every right and remedy granted to CNB hereunder or under any other document delivered hereunder or in connection herewith, shall be cumulative and no one such right or remedy shall be exclusive of any other. No failure on the part of CNB to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise or waiver by CNB of any right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy.

     9.4 APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of California and venue and jurisdiction with respect hereto shall be with any court of competent jurisdiction located in Los Angeles County, State of California.

     9.5 LIEN AND RIGHT OF SETOFF. Borrower hereby grants to CNB a continuing lien for all Obligations of Borrower to CNB upon any and all moneys, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to CNB from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower with, and any and all claims of Borrower against CNB at any time existing. Upon the occurrence of any Event of Default, CNB is hereby authorized at any time and from time to time, without notice to Borrower or any other person, to setoff, appropriate and apply any or all items hereinabove referred to against all Obligations of Borrower whether under this Agreement or otherwise, and whether now existing or hereafter arising.

     9.6 NOTICES. Any notice required or permitted to be given shall be given in writing and shall be deemed to have been given when deposited in the United States mail certified, return receipt requested, with first-class postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall, until further notice given as herein provided, be as follows:

CNB                      City National Bank
                         Irvine Spectrum Technology Center
                         100 Pacifica, Suite 100
                         Irvine, CA 92618
                         Attention: Erich Bollinger, Vice President

with a copy to:          City National Bank
                         Legal Department
                         400 North Roxbury Drive
                         Beverly Hills, California 90210-5021
                         Attention: General Counsel

Borrower:                SRS Labs, Inc.
                         2909 Daimler Street
                         Santa Ana, CA 92705
                         Attention: Thomas C.K. Yuen, Chief Executive Officer

     9.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     9.8 INDEMNIFICATION. Borrower shall, at all times, defend and indemnify and hold CNB (which for purposes of this Section shall include the shareholders, officers, directors, employees, representatives and agents of CNB) harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, expenses (including, without limitation, reasonable attorneys' fees, [which attorneys may be employees of CNB, or may be outside counsel]), costs, settlements, judgments or recoveries arising out of or resulting from (a) any breach of the representations, warranties, agreements or covenants made by Borrower herein; (b) any suit or proceeding of any kind or nature whatsoever against CNB arising from or connected with the transactions contemplated by this Agreement or any of the documents, instruments or agreements to be executed pursuant hereto or any of the rights and properties assigned to CNB hereunder; and/or (c) any suit or proceeding that CNB may deem necessary or advisable to institute, in the name of CNB, Borrower or both, against any other person, company or entity, for any reason whatsoever to protect the rights of CNB hereunder or under any of the documents, instruments or agreements executed or to be executed pursuant hereto, including attorneys' fees and court costs and all other costs and expenses incurred by CNB (or allocable to CNB's in-house counsel), all of which shall be charged to and paid by Borrower and shall be secured by the Collateral. Any obligation or liability of Borrower to CNB under this Section 9.8 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment or performance of all other Obligations of Borrower to CNB.

     9.9 ASSIGNMENTS. The provisions of this Agreement are hereby made applicable to and shall inure to the benefit of CNB's successors and assigns and Borrower's successors and assigns; provided, however, that Borrower may not assign or transfer its rights or Obligations under this Agreement without the prior written consent of CNB.

     9.10 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any purpose or be given any substantive effect.

     9.11 DEFINITIONAL PROVISIONS. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

     9.12 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, generally accepted accounting principles applied on a consistent basis, as in effect on the date hereof, except as otherwise specifically prescribed herein.

     9.13 SEVERABILITY. Any provision of this Agreement and the Notes which is prohibited or unenforceable in any jurisdiction, shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement and the Notes shall remain valid.

     9.14 COMPLETE AGREEMENT. This written Agreement, together with the exhibits to this Agreement, is intended by CNB and Borrower as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

     IN WITNESS WHEREOF, CNB and Borrower have caused this Agreement to be executed on the date and year first written at the head of this Agreement.


"Borrower"                         SRS LABS, INC.
                                   a Delaware corporation


                                   By: /s/ THOMAS C.K. YUEN
                                       -----------------------------------------
                                       Thomas C.K. Yuen, Chief Executive Officer


"CNB"                              CITY NATIONAL BANK, a national
                                   banking association

                                   By: /s/ ERICH BOLLINGER
                                       -----------------------------------------
                                       Erich Bollinger, Vice President

                                                                       EXHIBIT A


[CITY NATIONAL BANK LOGO]


                      SECURITIES ACCOUNT CONTROL AGREEMENT
                           (THIRD PARTY INTERMEDIARY)

        This SECURITIES ACCOUNT CONTROL AGREEMENT (this "Agreement") is entered into as of July 6, 1999, by and among SRS LABS, INC., a Delaware corporation ("Customer"), INVESTORS BANK & TRUST COMPANY ("Custodian"), SALOMON BROTHERS ASSET MANAGEMENT INC. ("Adviser") and CITY NATIONAL BANK, a national banking association ("Secured Party").

RECITALS

        A. Adviser entered into a custody agreement dated January 26, 1996 with Custodian ("Custodial Agreement") whereby Custodian holds the securities and other assets of certain investment advisory clients of the Adviser in separate custodial accounts.

        B. Pursuant to an investment advisory agreement dated August 13, 1996 between Adviser and Customer ("Investment Advisory Agreement"), the assets of the Customer subject to the Investment Advisory Agreement are held with Custodian in Account 3600014 in the name of Customer ("Custodial Account").

        C. Customer has granted to the Secured Party a security interest in the Custodial Account and all financial assets and other property now or at any time hereafter held in the Custodial Account.

        D. Secured Party, Customer, Adviser and Custodian have agreed to enter into this Agreement to perfect Secured Party's security interests in the Collateral, as defined below.

        NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties hereto agree as follows:

1. DEFINITIONS. As used herein:

        a. The term "Collateral" shall mean (i) the Custodial Account, (ii) all financial assets credited to the Custodial Account, (iii) all security entitlements with respect to the financial assets credited to the Custodial Account, (iv) an and all other investment property or assets maintained or recorded in the Custodial Account, and (v) all substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds. The parties expressly agree that the Custodial Account is a "securities account" as such term is defined in the Code, as defined below.

     b. The terms "investment property," "entitlement order," "financial asset" and "security entitlement" shall have the respective meanings set forth in the Code. The parties hereby expressly agree that all property, including without limitation, cash certificates of deposit and shares of mutual funds, at any time held in the Custodial Account are to be treated as "financial assets."

     c. The term "Code" shall mean the Uniform Commercial Code of the Commonwealth of Massachusetts.

2. AGREEMENT FOR CONTROL. Custodian is authorized by Customer and Adviser and agrees to honor and comply with all entitlement orders originated by Secured Party with respect to the Custodial Account, and all other requests and instructions from Secured party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer, Adviser or any other party.

3.   CUSTOMER'S RIGHTS WITH RESPECT TO THE COLLATERAL.

     a. Until Custodian is notified otherwise by Secured Part; (i) Adviser is authorized to give to Custodian, and Custodian is authorized to honor, any instructions from Adviser with respect to the selection of the investments in the Custodial Account and the trading in connection therewith; and (ii) Custodian may distribute, in accordance with instructions of Adviser, only that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Custodial Account.

     b. Without Secured Party's prior written consent, except to the extent permitted in Section 3.a. hereof: (i) neither Customer, Adviser, nor any other party may withdraw, transfer, trade or otherwise dispose of any Collateral from the Custodial Account, and (ii) Custodian shall not comply with any entitlement order or other order or institution given by Customer, Adviser, or any party (other than Secured Party) with respect to the Collateral in the Custodial Account.

     c. Upon actual receipt of written notice from Secured Party, (i) Custodian shall promptly cease complying with entitlement orders and other instructions concerning the Collateral, including the Custodial Account, from all parties other than Secured Party, (ii) Custodian shall not make any further distributions of any of the Collateral to Customer, Adviser, or any party (other than Secured Party), nor permit any further voluntary changes in the financial assets, and (iii) Customer shall release and discharge Adviser as an investment adviser under the Investment Advisory Agreement from all liabilities, claims, causes of action, charges, complaints, obligations, costs, losses, damages, and other legal responsibilities, with respect to any action or inaction of Adviser, where such action or inaction is at the direction of the Secured Party pursuant to the terms of this Agreement.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTODIAN.

     a.   Custodian represents and warrants to Secured Party that:

          i. the Custodial Account is maintained with Custodian as specified in Recital B above;

            ii. Custodian has no actual knowledge of any claim to, security interest in or lien upon any of the Collateral, except (i) the security interests in favor of Secured Party (ii) liens of Custodian securing overdrafts, fees and charges, or payment for open trade commitments, as described in Section 4.b. below; and

            iii. attached hereto as Exhibit "A" is an accurate and complete statement of the financial assets in the Custodial Account as of the date set forth in said statement.

      b. Custodian agrees that any claim to, security interest in, lien upon, or right of offset with respect to, any of the Collateral which Custodian now has or at any time hereafter acquire shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for liens of Adviser or Custodian securing: (i) fees and charges owed by Customer with respect to the operation and maintenance of the Custodial Account; (ii) any overdrafts by the Custodian in favor of the Custodial Account; and (iii) payment owed to Adviser or Custodian for open trade commitments for purchases in and for the Custodial Account, if such purchases are permitted hereunder.

5.    AGREEMENT OF ADVISER CUSTODIAN AND CUSTOMER:

      Adviser, Custodian and Customer agree that:

      a. Custodian shall flag its books, records and systems to reflect Secured Party's security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer's accounts with Custodian to whom or which Custodian are legally required to provide information.

      b. Custodian shall send copies of all statements relating to the Custodial Account simultaneously to Customer and Secured Party. Such statements shall be sent to Customer and Secured Party at the address for each set forth in this Agreement.

      c. Custodian shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Custodian shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien, upon any of the Collateral.

      d. Without Secured Party's prior written consent, Adviser and Custodian shall not change the name or account number of the Custodial Account.

      e. Neither Adviser, nor Customer shall terminate the Investment Advisory Agreement without giving thirty (30) days' prior written notice to Secured Party.

      f. Neither Adviser, Custodian, nor Customer shall terminate the Custodial Account without giving thirty (30) days' prior written notice to Secured Party.

6. RESPONSIBILITY OF CUSTODIAN. The Custodian shall have no responsibility or liability with respect to the validity or perfection of the security interests of Secured Party in the Custodial Accounts otherwise than to act in accordance with the terms of this Agreement and the Custodial Agreement. The Custodian shall have no responsibility or liability to the Secured Party for settling trades of financial assets carried in any Custodial Account at the direction of Customer, Adviser or their respective authorized representatives, or complying with Entitlement Orders concerning the Custodial Account from the Customer, Adviser or their respective authorized representatives, which are received by Custodian prior to receipt of a Notice of Exclusive Control. The Custodian shall have no responsibility or liability to Customer or Adviser for complying with Entitlement Orders concerning the Custodial Account originated by Secured Party. The Custodian shall have no duty to investigate or make any determination as to whether a default exists under any Agreement between Customer and Secured Party and shall comply with a notice of Exclusive Control notwithstanding that it may believe no such default exists.

7.   MISCELLANEOUS.

     a. This Agreement shall not create any obligation or duty of Adviser and Custodian except as expressly set forth herein and no implied duties, responsibilities or obligations shall be read into this Agreement.

     b. Notwithstanding any provision contained herein or in any other document or instrument to the contrary, neither Adviser or Custodian, nor any of their directors, officers, agents or employees shall be liable for (i) any action taken or omitted to be taken at the instruction of Secured Party, (ii) any action taken or omitted to be taken under or in connection with this Agreement, except for the Adviser's or Custodian's own gross negligence or willful misconduct or that of its directors, officers, agents or employees.

     c. As between Secured Party and Custodian, Secured Party shall indemnify and hold Custodian harmless from and against any losses or liabilities (including legal fees and claims of Customer) arising from action taken or not taken pursuant to instructions of Secured Party hereunder, except to the extent that any such loss or liability results from Custodian's gross neglect or willful misconduct. As between Adviser and Custodian, Adviser shall indemnify and hold Custodian harmless from and against any losses or liabilities (including legal fees and claims of the Customer) arising from action taken or not taken pursuant to instructions of Adviser or in complying with the notice by Secured Party referred to in Section 3(c) hereof, except to the extent that any such loss or liability results from Custodian's gross negligence or willful misconduct. As between Customer and Custodian, Customer shall indemnify and hold Custodian harmless from and against any losses or liabilities arising from action taken or not taken pursuant to instructions of Customer, Advisor or Secured Party hereunder, except to the extent that any such loss or liability results from Custodian's gross negligence or willful misconduct.

     d. As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and the Investment Advisory Agreement or any other agreement between Adviser and Custodian and Customer, the terms of this Agreement shall control.

     e. All notices, requests and demands which any party is required or may desire to give to any other party under any provisions of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the following address or facsimile number:

"Custodian"         Investors Bank & Trust
                    220 Clarendon Street
                    Boston, MA 02116
                    Attention: Andrew Josef, Assistant General Counsel
                    Fax No. 617 351 4314

"Adviser"           Salomon Brothers Asset Management Inc
                    Seven World Trade Center
                    New York, NY 10048
                    Attention: Carol Epstein, Associate General Counsel
                    Fax No. (212) 783-3357

"Customer"          SRS Labs, Inc.
                    2909 Daimler Street
                    Santa Ana, CA 92705
                    Attention: Thomas C.K. Yuen, Chief Executive Officer
                    Fax No. (949) 852-1099

"Secured Party"     City National Bank
                    Irvine Spectrum Technology Center
                    100 Pacifica, Suite 100
                    Irvine, CA 92618
                    Attention: Erich Bollinger, Vice President
                    Fax No. (949) 754-1510

with a copy to:     City National Bank
                    Legal Department
                    400 North Roxbury Drive
                    Beverly Hills, California 90210-5021
                    Attention: General Counsel


or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by facsimile, upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

     f. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Custodian may not assign its obligations hereunder without Secured Party's prior written consent. This Agreement may be amended or modified only in writing signed by all parties hereto.

     g. This Agreement shall terminate upon: (i) receipt by Adviser and Custodian of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral; or (ii) termination of the Investment Advisory Agreement pursuant to Section 5.e. hereof and delivery by Custodian of all Collateral to Secured Party or its designee in accordance with Secured Party's written instructions.

     h. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

"CUSTODIAN"                        INVESTORS BANK & TRUST COMPANY


                                   By:
                                      -----------------------------------------


                                   Its:
                                       ----------------------------------------



"ADVISER"                          SALOMON BROTHERS ASSET MANAGEMENT INC


                                   By:
                                      -----------------------------------------


                                   Its:
                                       ----------------------------------------



"CUSTOMER"                         SRS LABS, INC.


                                   By:
                                      -----------------------------------------
                                      Thomas C.K. Yuen, Chief Executive Officer



"SECURED PARTY"                    CITY NATIONAL BANK, a national banking
                                   association


                                   By:
                                      -----------------------------------------
                                      Erich Bollinger, Vice President

                                                                       EXHIBIT B

                        [CITY NATIONAL BANK LETTERHEAD]

                             REVOLVING CREDIT NOTE

$10,000,000                                                   Irvine, California
                                                                    July 6, 1999

     FOR VALUE RECEIVED, the undersigned, SRS LABS, INC., a Delaware corporation ("Borrower"), promises to pay on the Termination Date to CITY NATIONAL BANK, a national banking association ("CNB"), at its Office located at Irvine, California 92618, the principal amount of TEN MILLION DOLLARS ($10,000,000) or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each Revolving Credit Loan from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, as set forth that certain Credit and Security Agreement dated as of July 6, 1999, between CNB and Borrower, as it may be amended from time to time (the "Credit Agreement"). Capitalized terms not defined herein shall have the meanings given them in the Credit Agreement.

     All or any portion of the principal of this Revolving Credit Note ("Note") may be borrowed, repaid and reborrowed from time to time prior to the Termination Date, provided at the time of any borrowing no default exists under this Note and no Event of Default or Potential Event of Default exists under the terms and conditions of the Credit Agreement and provided, further that the total borrowings outstanding at any one time shall not exceed $10,000,000. Each borrowing and repayment of a Revolving Credit Loan shall be noted in the books and records of CNB. The excess of borrowings over repayments as noted on such books and records shall constitute presumptive evidence of the principal balance due hereon from time to time and at any time.

     Interest is payable monthly on the first day of each and every month commencing September 1, 1999.

     If payment on this Note becomes due and payable on non-Business Day, the maturity thereof shall be extended to the next Business Day and, with respect to payments of principal or interest thereon shall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note may become or be declared to be immediately payable as provided in the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived. Borrower agrees to pay all costs of collection of this Note and reasonable attorneys' fees (including attorneys' fees allocable to CNB's in-house counsel) in connection therewith, irrespective of whether suit is brought thereon.

     This is the Revolving Credit Note referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part only as provided therein.

     Any change in the Prime Rate shall become effective on the same Business Day on which the Prime Rate shall change, without prior notice to Borrower. Any principal or interest not paid when due hereunder shall thereafter bear additional interest from its due date at the rate of five percent (5%) per annum higher than the interest rate as determined and computed above, and continuing thereafter until paid.

     This Note shall be governed by the laws of the State of California.

"BORROWER"                         SRS LABS, INC. a
                                   Delaware corporation



                                   By:
                                      -----------------------------------------
                                      Thomas C.K. Yuen, Chief Executive Officer



                                       2